ADMINISTRATION  AGREEMENT

AGREEMENT, made this 31st day of July, 2002, between COMMONWEALTH CASH RESERVE FUND, INC., a Virginia corporation (the "Company") and PFM ASSET MANAGEMENT LLC, a Delaware limited liability company (the "Administrator").
W - I - T - N - E - S - S - E - T - H:
	WHEREAS, the Company is a registered open-end, diversified,
management investment company under the Investment Act of 1940, as amended ("1940 Act"); and
	WHEREAS the Company desires to appoint the Administrator to perform certain administrative services for the Company.
	NOW THEREFORE, in consideration of the premises and the mutual convenants herein contained, it is agreed between the parties
	hereto as follows:
1. Delivery of Documents. The Company has furnished the Administrator with copies properly certified or authenticated of each of the following:
(a)	The Company's Articles of Incorporation, as filed with the Clerk of
	the State Corporation Commission of the Commonwealth of Virginia on December 8, 1986, and all amendments thereto (such Articles of Incorporation, as presently in effect and as it shall from time to time be amended, is herein called the "Articles of Incorporation");
(b) 	The Company's By-laws, and amendments thereto (such By-laws, as
	presently in effect and as they shall from time to time be amended,
	is herein called the "By-laws");
(c)	Resolutions of the Company's Board of Directors authorizing the
	appointment of the Administrator and approving this Agreement;
(d)	The Company's Notification of Registration on Form N-8A under the
	1940 Act as filed with the Securities and Exchange Commission ("SEC") on December 11, 1986 and all amendments thereto;
(e)	The Company's Registration Statement on Form N-1A under the Securities
	Act of 1933 as amended ("1933 Act") and under the 1940 Act as filed with the SEC on December 11, 1986, and all amendments thereto; and
(f)	The Company's most recent Prospectus and Statement of Additional
	Information (such Prospectus, and Statement of Additional Information as presently in effect and all amendments and supplements thereto are herein called the "Prospectus').

	The Company will furnish the Administrator, from time to time, executed copies of all amendments and supplements to the foregoing.

	In consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed by and between the parties hereto as follows:

1.	In General.
	The Administrator agrees, all as more fully set forth herein, to perform, at its own expense, the functions set forth herein for the Fund.
2.	Duties and Obligations of the Administrator with respect to the
	Company.
(a) 	Subject to the succeeding provisions of this section and subject
	to the direction and control of the Board of Directors of the Company, the Administrator shall provide all administrative services to the Company, other than those relating to the Fund's investment portfolio and the maintenance of its financial records. As part of such duties, the Administrator shall:
(i) 	provide office space and equipment in connection with the
	maintenance of the headquarters of the Company;
(ii) 	maintain the Company's books and records (other than accounting books
	and records), oversee the insurance relationships of the Company,
	and prepare (or assist counsel and auditors in the preparation of) for the Company all required tax returns, proxy statements and reports to the Company's shareholders and Directors and, at the Administrator's expense to the extent that they are not paid for directly by the Company, reports to and other filings with the Securities and Exchange Commission and any other governmental
	agency;
(iii) 	arrange for the preparation, on behalf of the Company (at
	Administrator's expense to the extent they are not paid for
	directly by the Company), of such application and reports as may
	be necessary to register or maintain the registration of the
	Company and/or shares of the Company under the securities of "blue-sky" laws of the Commonwealth of Virginia and such other
	states in which the shares of the Company may be offered for sale;
(iv)	respond to all inquiries or other communications of shareholders
	of the Company and broker-dealers, if any;
(v) 	oversee all relationships between the Company and its custodian,
	including such administrative matters as are applicable to the issuance or redemption of the Company's shares; and
(vi) 	liaison with the company's independent public accountant;
(b)	All activities performed by the Administrator under this Section
	shall at all times conform to, and be in accordance with, any requirements imposed by: (1) the provisions of the 1940 Act and of any rules or regulations in force thereunder; and (2) any other applicable provisions of law; and (3) the provisions of the Articles of Incorporation and By-laws of the Company as amended from time to time; and (4) any policies and determinations of the Board of Directors of the Company; and (5) fundamental investment policies
	of the Company, as reflected in the Company's registration statement under the 1940 Act, or as amended by the shareholders of the Company.
(c)	Nothing in this Agreement shall prevent the Administrator or any
	officer thereof from acting as investment adviser or manager for
	any person, firm or corporation and this Agreement shall not in any way limit or restrict the Administrator or any of its partners, officers, stockholders or employees from buying, selling or trading any securities for its own or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Administrator expressly represents that it will undertake no activities which, in its judgment will adversely affect the performance of its obligations to the Company under this Agreement
3.	Confidentiality.
	Administrator will treat confidentially and as proprietary information of the Company all records and other information
	relative to the Company and prior, present or potential
	shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder (except after prior notification to and approval in
	writing by the Company, which approval shall not be unreasonably withheld and may not be withheld and will be deemed granted where
	the Administrator may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested
	by the Company).
4.	Services Not Exclusive.
	The services furnished by the Administrator hereunder are deemed
	not to be exclusive, and the Administrator shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.
5.	Office Space and Facilities.
	The Administrator agrees that it will, at its own expense, provide office space and facilities, equipment and personnel for the performance of its functions hereunder.
6.	Compensation of the Administrator.
	The Company agrees to pay the Administrator, and the Administrator agrees to accept as full compensation for all services rendered hereunder, an annual fee relating to the Company payable monthly
	and computed on the net asset value of the Company at the end of
	each business day at the annual rate of .05 of 1% the average
	daily net assets.
7.	Duration and Termination.
(a) 	This Agreement shall go into effect on the date it is approved by
	the Board of Directors of the Company and its implementation is authorized by the Board of Directors of the Company, provided that all regulatory requirements have been met, and shall, unless terminated as hereinafter provided, continue in effect for a period of two years. Thereafter, if not terminated, this Agreement shall continue in effect for successive annual periods, but only so long
	as such continuance is specifically approved at least annually by
	the Company's Board of Directors, including the vote of a majority
	of the Directors who are not parties to this Agreement or
	"interested persons" (as defined in the 1940 Act) of any such
	party cast in person at a meeting called for the purpose of voting
	on such approval.

(b)	This Agreement may be terminated by the Administrator at any time
	without penalty upon giving the Company sixty (60) days' written notice (which notice may be waived by the Company) and may be terminated by the Company at any time without penalty upon giving the Administrator sixty (60) days' written notice (which notice may be waived by the Administrator) provided that such termination by the Company shall be directed or approved by the vote of a majority of all of its Directors in office at the time, including a majority of the Directors who are not interested persons (as defined in the 1940 Act) of the Company.

8.	Amendment of this Agreement.  No provisions of this Agreement may
	be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.
9.	Miscellaneous.  The captions in this Agreement are included for
	convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Virginia law.

	IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers and their seals to be hereunto affixed.

COMMONWEALTH CASH RESERVE FUND, INC.

BY:  /s/	Jeffrey A. Laine

		Jeffrey A. Laine
		President



PFM ASSET MANAGEMENT LLC

BY: /s/		Martin Margolis

		Martin Margolis
		Managing Director